Exhibit 99.1

Merchants Bancorp Announces Pricing of Its Initial Public Offering

October 27, 2017

CARMEL, INDIANA — (PR Newswire) — Merchants Bancorp (“Merchants”) announced the pricing of its initial public offering of 6,250,000 shares of its common stock at a public offering price of $16.00 per share.  Shares of Merchant’s common stock are expected to begin trading today on The Nasdaq Capital Market under the ticker symbol “MBIN.” The offering is expected to close on or about October 31, 2017, subject to customary closing conditions.

In addition, Merchants has granted the underwriters a 30-day option to purchase up to an additional 937,500 shares of its common stock at the initial public offering price, less the underwriting discount.

Merchants intends to contribute a portion of the net proceeds from the offering to its bank subsidiary, Merchants Bank of Indiana, and to use the remainder for general corporate purposes, which could include future acquisitions and other growth initiatives.  Merchants also intends to use approximately $5.8 million to complete the pending acquisition of Joy State Bank.

Sandler O’Neill + Partners, L.P., Stephens Inc. and Raymond James & Associates, Inc. are acting as joint book-running managers for the proposed offering.  SunTrust Robinson Humphrey, Inc. is acting as co-manager.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 26, 2017. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering has been made only by means of a prospectus. Copies of the prospectus relating to this offering, when available, may be obtained from (i) Sandler O’Neill + Partners, L.P., Attn: Syndicate, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by phone at (866) 805-4128 or by email at syndicate@sandleroneill.com; or (ii) Stephens Inc., Attention: Prospectus, 111 Center Street, Little Rock, Arkansas 72201, by phone at (501) 377-2131 or by email at prospectus@stephens.com.  Copies of the registration statement relating to these securities and the prospectus, when available, may also be obtained free of charge from the website of the SEC at http://www.sec.gov.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating  multiple lines of business with a focus on Federal Housing Administration (“FHA”) multi-family housing and healthcare facility financing and servicing, mortgage warehouse financing, retail and correspondent residential mortgage banking, agricultural lending and traditional community banking.  Merchants Bancorp, with $3.1 billion in assets as of June 30 2017, conducts its business through its direct and indirect subsidiaries, Merchants Bank of Indiana, P/R Mortgage and Investment Corp., RICHMAC Funding, LLC and Merchants Mortgage, a division of Merchants Bank of Indiana.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the initial public offering.  Forward-looking statements are subject to many risks and uncertainties, including, but not limited to: changes in business plans as circumstances warrant; changes in general economic, business and political conditions, including changes in the financial markets; satisfaction of the closing conditions related to the offering; expected use of proceeds from the offering; and other risks detailed in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement. Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue,” or similar terminology.  Any forward-looking statements presented herein are made only as of the date of this press release, and Merchants does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Contacts

Media

Merchants Bancorp

Rebecca Marsh, Vice President — Marketing and Communications

rmarsh@merchantsbankofindiana.com

(317) 805-4356

Investors

Merchants Bancorp

Brian J. Sullivan, Vice President — Capital Markets

bsullivan@mbi-capital.com

(317) 569-7420